Exhibit 4.3

SUPPLEMENTAL INDENTURE

RELATING TO ADDITIONAL GUARANTEES

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 1, 2002, by and among Best Buy Co., Inc. (the “Company”), a Minnesota corporation; Best Buy Stores, L.P., a Delaware limited partnership (the “Existing Guarantor”); BBC Investment Co., a Nevada corporation and BBC Property Co., a Minnesota corporation (the “Additional Guarantors” and, together with the Existing Guarantor, the “Guarantors”) and Wells Fargo Bank Minnesota, National Association, a national banking association, as trustee (the “Trustee”).

WITNESSETH

                WHEREAS, the Company and certain of its Subsidiaries have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 27, 2001, providing for the issuance of Convertible Debentures due June 27, 2021 of the Company (the “Securities”).

WHEREAS, Section 4.3 and Article XI of the Indenture provide that under certain circumstances the Company may or must cause certain of its Subsidiaries to execute and deliver to the Trustee a supplement to the Indenture pursuant to which such Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS, the Additional Guarantors are obligated with respect to Indebtedness under one of the Company’s Credit Facilities and therefore, are obligated to provide Guarantees of the Company’s Obligations under the Securities and the Indenture; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Additional Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                1.             Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                2.             Agreement to Guarantee.  The Additional Guarantors hereby agree, jointly and severally with the Existing Guarantor, to unconditionally guarantee the Company’s Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.  The Additional Guarantors hereby agree that their

Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantees.  These Guarantees are subject to release as and to the extent provided in Section 11.4 of the Indenture.  These Guarantees shall remain in full force and effect irrespective of the release of the Guarantees of any Guarantor other than the Additional Guarantors as provided in Section 11.4 of the Indenture.

3.             No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, partner, member, shareholder or agent of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities, any Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations.  Each Holder by accepting a Security waives and releases all such liability.  Such waiver and release form a part of the consideration for issuance of the Securities and the Guarantees.

4.             Governing Law.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

5.             Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.             Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.             Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made by the Company and the Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

BBC INVESTMENT CO.

By:	/s/ Ryan D. Robinson
	Name:	Ryan D. Robinson
	Title:	Vice President Finance & Treasurer

BBC PROPERTY CO.

By:	/s/ Ryan D. Robinson
	Name:	Ryan D. Robinson
	Title:	Vice President — Finance & Treasurer

BEST BUY CO., INC.

By:	/s/ Ryan D. Robinson
	Name:	Ryan D. Robinson
	Title:	Vice President — Finance & Treasurer

BEST BUY STORES, L.P.

By:	BBC PROPERTY CO., its General Partner

By:	/s/ Ryan D.Robinson
	Name:	Ryan D. Robinson
	Title:	Vice President — Finance & Treasurer

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael T. Lechner
	Name:	Michael T. Lechner
	Title:	ASSISTANT VICE PRESIDENT

SUPPLEMENTAL INDENTURE

RELATING TO RELEASE OF GUARANTORS

THIS SUPPLEMENTAL INDENTURE, dated as of December 3, 2001, by and among Best Buy Co., Inc. (the “Company”), a corporation duly organized and existing under the laws of the State of Minnesota, certain of the Company’s subsidiaries, as “Guarantors” under the Indenture referred to below (collectively, the “Existing Guarantors”), and Wells Fargo Bank Minnesota, National Association, a national banking association, as trustee (the “Trustee”).

RECITALS

                                The Company, the Existing Guarantors and the Trustee are parties to an Indenture dated as of June 27, 2001, (the “Indenture”) providing for the issuance of the Company’s Convertible Debentures due June 27, 2021 (the “Securities”).

                                Pursuant to the terms of the Indenture, the Board of Directors may designate certain of its subsidiaries as “Unrestricted Subsidiaries” (as defined in the Indenture) for the purpose of releasing such subsidiaries as Guarantors of the Company’s obligations under the Indenture and under the Securities.

                                Section 11.4(e) of the Indenture provides that the Trustee is authorized to execute any documents reasonably required in order to evidence the release of any Guarantors from their obligations under the Indenture and under the Securities.

                                NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Existing Guarantors and the Trustee mutually covenant and agree as follows:

                1.             Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                2.             Officers’ Certificate; Board Resolution.  The Trustee acknowledges receipt of the Officers’ Certificate required by Section 11.4(e) of the Indenture and a Secretary’s Certificate evidencing resolutions of the Company’s Board of Directors designating certain of the Company’s subsidiaries as Unrestricted Subsidiaries.

                3.             Release of Guarantors.  Pursuant to Sections 1.1 and 11.4 of the Indenture, the following subsidiaries of the Company, as Unrestricted Subsidiaries, have been released from their obligations under the Indenture, the Securities and their respective Guarantees:

•              BBC Insurance Agency, Inc.;

•              BBC Investment Co.;

•              BBC Property Co.;

•              Best Buy Purchasing LLC;

•              BestBuy.Com, Inc.;

•              Best Buy Concepts, Inc.;

•              Magnolia Hi-Fi, Inc.;

•              Musicland Stores Corporation;

•              The Musicland Group, Inc.;

•              Media Play, Inc.;

•              MG Financing Services, Inc.;

•              MLG Internet, Inc.;

•              Musicland Retail, Inc.;

•              On Cue, Inc.;

•              Request Media, Inc.;

•              Suncoast Group, Inc.;

•              Suncoast Motion Picture Company, Inc.;

•              Suncoast Retail, Inc.;

•              TMG Caribbean, Inc.;

•              TMG-Virgin Islands, Inc.; and

•              Redline Entertainment, Inc.

                4.             Continuance of Guarantees.  The Company and Best Buy Stores, L.P. acknowledge that their Guarantees shall remain in full force and effect irrespective of the release of the other Existing Guarantors.

                5.             Governing Law.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                6.             Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made by the Company and the Guarantors.

                7.             Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

                IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

BEST BUY CO., INC.

By:	/s/ Darren R. Jackson
	Name:	Darren R. Jackson
	Title:	Senior Vice President - Finance, Treasurer and Chief Financial Officer

BBC INSURANCE AGENCY, INC.

By:	/s/ Darren R. Jackson
	Name:	Darren R. Jackson
	Title:	Senior Vice President - Finance, Treasurer and Chief Financial Officer

BBC INVESTMENT CO.

By:	/s/ Darren R. Jackson
	Name:	Darren R. Jackson
	Title:	Senior Vice President - Finance and Treasurer

BBC PROPERTY CO.

By:	/s/ Darren R. Jackson
	Name:	Darren R. Jackson
	Title:	Senior Vice President - Finance and Treasurer

BEST BUY STORES, L.P.

By:	BBC PROPERTY CO., its General Partner

By:	/s/ Darren R. Jackson
	Name:	Darren R. Jackson
	Title:	Senior Vice President

BEST BUY PURCHASING LLC

By:	/s/ Darren R. Jackson
	Name:	Darren R. Jackson
	Title:	Senior Vice President

BESTBUY.COM, INC.

By:	/s/ Darren R. Jackson
	Name:	Darren R. Jackson
	Title:	Senior Vice President - Finance, Treasurer

BEST BUY CONCEPTS, INC.

By:	/s/ Darren R. Jackson
	Name:	Darren R. Jackson
	Title:	Senior Vice President - Finance, Treasurer

MAGNOLIA HI-FI, INC.

By:	/s/ Joseph M. Joyce
	Name:	Joseph M. Joyce
	Title:	Senior Vice President and Secretary

MUSICLAND STORES CORPORATION

By:	/s/ Joseph M. Joyce
	Name:	Joseph M. Joyce
	Title:	Senior Vice President

THE MUSICLAND GROUP, INC.

By:	/s/ Joseph M. Joyce
	Name:	Joseph M. Joyce
	Title:	Senior Vice President

MEDIA PLAY, INC.

By:	/s/ Joseph M. Joyce
	Name:	Joseph M. Joyce
	Title:	Senior Vice President

MG FINANCING SERVICES, INC.

By:	/s/ Joseph M. Joyce
	Name:	Joseph M. Joyce
	Title:	Senior Vice President

MLG INTERNET, INC.

By:	/s/ Joseph M. Joyce
	Name:	Joseph M. Joyce
	Title:	Senior Vice President

MUSICLAND RETAIL, INC.

By:	/s/ Joseph M. Joyce
	Name:	Joseph M. Joyce
	Title:	Senior Vice President

ON CUE, INC.

By:	/s/ Joseph M. Joyce
	Name:	Joseph M. Joyce
	Title:	Senior Vice President

REQUEST MEDIA, INC.

By:	/s/ Joseph M. Joyce
	Name:	Joseph M. Joyce
	Title:	Senior Vice President

SUNCOAST GROUP, INC.

By:	/s/ Joseph M. Joyce
	Name:	Joseph M. Joyce
	Title:	Senior Vice President

SUNCOAST MOTION PICTURE COMPANY, INC.

By:	/s/ Joseph M. Joyce
	Name:	Joseph M. Joyce
	Title:	Senior Vice President

SUNCOAST RETAIL, INC.

By:	/s/ Joseph M. Joyce
	Name:	Joseph M. Joyce
	Title:	Senior Vice President

TMG CARIBBEAN, INC.

By:	/s/ Joseph M. Joyce
	Name:	Joseph M. Joyce
	Title:	Senior Vice President

TMG-VIRGIN ISLANDS, INC.

By:	/s/ Joseph M. Joyce
	Name:	Joseph M. Joyce
	Title:	Senior Vice President

REDLINE ENTERTAINMENT, INC.

By:	/s/ Darren R. Jackson
	Name:	Darren R. Jackson
	Title:	Senior Vice President - Finance, Treasurer

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael T. Lechner
	Name:	Michael T. Lechner
	Title:	Corporate Trust Officer